                                   EXHIBIT 11
                             LASERSIGHT INCORPORATED
                    COMPUTATION OF EARNINGS (LOSS) PER SHARE
                  YEARS ENDED DECEMBER 31, 1997, 1996, AND 1995


                                                                   1997             1996              1995
                                                                   ----             ----              ----
BASIC
     Weighted average shares outstanding                         9,504,000        7,486,300         6,325,300
     Issuable shares, acquisition of The Farris Group                    -          406,700           406,700
                                                              ------------     ------------       -----------
                                                                 9,504,000        7,893,000         6,732,000
                                                              ============     ============       ===========

     Net income (loss)                                        $ (7,253,084)    $ (4,074,369)      $ 4,591,871
     Conversion discount on preferred stock                        (41,573)      (1,010,557)      ===========
     Dividends on preferred stock                                 (298,269)        (358,618)
                                                              ------------     ------------
     Loss attributable to common shareholders                 $ (7,592,926)    $ (5,443,544)
                                                              ============     ============

     Basic earning (loss) per share                           $      (0.80)    $      (0.69)      $      0.68
                                                              ============     ============       ===========

DILUTED
     Weighted average number of shares, as adjusted              9,504,000        7,486,300         6,325,300
     Issuable shares, acquisition of The Farris Group                    -          406,700           406,700
     Net effect of dilutive stock options                                -                -           493,000
                                                              ------------      -----------       -----------
                                                                 9,504,000        7,893,000         7,225,000
                                                              ============      ===========       ===========

     Net income (loss)                                        $ (7,253,084)    $ (4,074,369)      $ 4,591,871
     Conversion discount on preferred stock                        (41,573)      (1,010,557)      ===========
     Dividends on preferred stock                                 (298,269)        (358,618)
                                                              ------------      -----------
     Loss attributable to common shareholders                 $ (7,592,926)    $ (5,443,544)
                                                              ============     ============

     Diluted earnings (loss) per share                        $      (0.80)    $      (0.69)      $      0.64
                                                              ============     ============       ===========

     Loss attributable to common shareholders above           $ (7,592,926)    $ (5,443,544)
     Additional adjustment to weighted average number
         of shares:
         Weighted average number of shares as adjusted per
              above                                              9,504,000        7,893,000
         Dilutive effect of contingently issuable shares,
              stock options and convertible preferred stock      4,722,000          317,000
                                                              ------------     ------------
         Weighted average number of shares, as adjusted         14,226,000        8,210,000
                                                              ============     ============

         Diluted loss per share, as adjusted                  $      (0.53)(A) $      (0.66)(A)
                                                              ============    ============


------------------------------------

(A) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although it is contrary to paragraph 13-14 of SFAS 128 because it produces an anti-dilutive result.